Exhibit 99.1

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.284.6206

Cell Therapeutics, Inc. Reports Outcome of

Annual Meeting of Shareholders

September 16, 2010 Seattle—Cell Therapeutics, Inc. (CTI) (NASDAQ and MTA: CTIC) (the “Company”) announced today the results from its Annual Meeting of Shareholders (the “Annual Meeting”) held on Thursday, September 16, 2010.

At the Annual Meeting, shareholders elected John H. Bauer and Phillip M. Nudelman, M.D. to serve on the Company’s Board of Directors until the Company’s 2013 Annual Meeting. Shareholders approved the proposals to (i) amend the Company’s amended and restated articles of incorporation to increase the total number of authorized shares and authorized shares of common stock and (ii) amend the Company’s 2007 Equity Incentive Plan, as amended (the “Plan”), to increase the number of shares available for issuance under the Plan. Shareholders ratified the selection of Stonefield Josephson, Inc. as the Company’s independent auditors for the year ending December 31, 2010.

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About Cell Therapeutics, Inc.

Headquartered in Seattle, CTI is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com.

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This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results. Specifically, the risks and uncertainties include the risk factors listed or described from time to time in the Company’s filings with the U.S. Securities and Exchange Commission including, without limitation, the Company’s most recent filings on Forms 10-K, 10-Q and 8-K. Except as may be required by law, the Company does not intend to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

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Media Contact:

Dan Eramian

www.CellTherapeutics.com

Page 2 of 2	Annual Meeting Results

T: 206.272.4343

C: 206.854.1200

E: deramian@ctiseattle.com

www.CellTherapeutics.com/press_room

Investors Contact:

Ed Bell

T: 206.282.7100

Lindsey Jesch Logan

T: 206.272.4347

F: 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com/investors

www.CellTherapeutics.com